UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2021

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(NICOLET BANKSHARES, INC., as successor by merger to
MACKINAC FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

michigan	0-20167	38-2062816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 SOUTH CEDAR STREET, MANISTIQUE, michigan	49854
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 343-8147

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MFNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introductory Note

On September 3, 2021, pursuant to the Agreement and Plan of Merger, dated April 12, 2021 (the “Merger Agreement”), between Mackinac Financial Corporation (the “Company”) and Nicolet Bankshares, Inc. (“Nicolet”), the Company merged with and into Nicolet with Nicolet continuing as the surviving corporation (“Merger”).

Item 2.01	Completion of Acquisition or Disposition of Assets

As referenced above, on September 3, 2021, pursuant to the Merger Agreement, the Company merged with and into Nicolet with Nicolet continuing as the surviving corporation. Immediately after the Merger, mBank, the wholly-owned bank subsidiary of Mackinac (“mBank”), merged with and into Nicolet National Bank, Nicolet’s wholly-owned bank subsidiary, with Nicolet National Bank continuing as the surviving bank, with all former mBank bank branches operating under the Nicolet National Bank brand.

Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock, no par value per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.22 shares of Nicolet common stock (“Nicolet Common Stock”) and $4.64 in cash. Each holder of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Nicolet Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.

As a result of the Merger, Nicolet is issuing approximately 2.3 million shares of Nicolet Common Stock, valued at $76.74 per share based on the closing price of Nicolet’s common stock on the Nasdaq Capital Market on September 2, 2021, the last trading day prior to consummation of the Merger, and paying approximately $50 million cash. The value of the total merger consideration was approximately $230 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2021, which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 3, 2021, the NASDAQ Stock Market (“NASDAQ”) was notified of the consummation of the Merger, which notice requested that NASDAQ (i) after market close on September 3, 2021, suspend trading in the Company Common Stock and withdraw the Company Common Stock from listing on NASDAQ and (ii) file with the SEC, as promptly as practicable, a notification of removal from listing of the Company Common Stock on Form 25 and of deregistration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).  As a result, the Company Common Stock will no longer be listed on NASDAQ.

Additionally, Nicolet, as successor to the Company, intends to file with the SEC a Form 15 with respect to the Company Common Stock requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

As of the Effective Time, each holder of a certificate or book-entry share representing any shares of Company Common Stock ceased to have any rights with respect thereto, except the right to receive the consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2021, effective upon the consummation of the Merger, all of the Company’s directors and executive officers ceased serving in such capacities.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As of the Effective Time, the Articles of Incorporation and the Third Amended and Restated Bylaws of Mackinac ceased to be in effect by operation of law.

Item 8.01.	Other Events.

On September 7, 2021, Nicolet issued a press release announcing, among other items, the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger between Nicolet Bankshares, Inc. and Mackinac Financial Corporation, dated April 12, 2021 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 12, 2021 and incorporated herein by reference).

99.1	Press Release, dated September 7, 2021 (filed as Exhibit 99.1 to Nicolet’s Form 8-K filed on September 7, 2021 and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2021

NICOLET BANKSHARES, INC.
(as successor by merger to Mackinac Financial Corporation)

By:	/s/ Michael E. Daniels
Michael E. Daniels
President and Chief Executive Officer